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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-2 Registration Statement (File No. 33-18512), Form S-8 Registration Statement (File No. 33-36634), Form S-8 Registration Statement (File No. 33-36953), Form S-8 Registration Statement (File No. 33-36955), Form S-8 Registration
Statement (File No. 33-36956), Form S-3 Registration Statement (File No. 33-51795), Form S-3 Registration Statement (File No. 33-54561) and Form S-8 Registration Statement (File No. 333-03817).





                                                  ARTHUR ANDERSEN LLP



Houston, Texas
March 25, 1997